UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 24, 2006 (June 27, 2006)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2006, Chesapeake Energy Corporation (the “Company”) filed an 8-K which described an Underwriting Agreement with Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as representatives of several underwriters, to issue and sell to the underwriters $500 million principal amount of the Company’s 7.625% Senior Notes due 2013. A copy of this Underwriting Agreement should have been filed with the 8-K as Exhibit 99.3. The company inadvertently filed another document as Exhibit 99.3. The purpose of this amendment to the 8-K is to file the Underwriting Agreement as Exhibit 99.3

Section 9 – Financial Statements and Exhibits
Item 9.01 Final Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Description

99.3

Underwriting Agreement dated as of June 27, 2006 by and among Chesapeake Energy Corporation, Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc. and Wachovia Capital Markets, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ AUBREY K. MCCLENDON
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	July 24, 2006

EXHIBIT INDEX
Exhibit No.	Document Description

99.3

Underwriting Agreement dated as of June 27, 2006 by and among Chesapeake Energy Corporation, Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc. and Wachovia Capital Markets, LLC.

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